Exhibit 10.2
SEPARATION AND RELEASE AGREEMENT
This Separation and Release Agreement (“Agreement”), dated June 28, 2016, is entered into between William Stern, whose address is 1174 East Chandler Drive, Salt Lake City, UT 84103-4239 (“Employee”), and Ancestry.com Operations Inc., which has its principal offices at 1300 W Traverse Parkway, Lehi, Utah 84043 (the “Company”). Employee and the Company will collectively be referred to as the “Parties.”
RECITALS

A.	Employee is an employee of the Company, pursuant to an offer letter dated June 10, 2014, as amended and restated on March 25, 2016 (the “Offer Letter”);

B.	Employee’s employment with the Company will be terminated effective October 3, 2016 (“Separation Date”);

C.	The Company would like to offer Employee a defined transition period of continuing employment in return for a general release of claims and other promises by Employee; and

D.	Employee would like to take advantage of Company’s offer by accepting this Agreement.
AGREEMENT
In consideration of the terms set forth below, Employee and the Company AGREE as follows:
1.Termination/Payment of Salary and Benefits. If Employee signs this Agreement, the Company anticipates that Employee’s employment with the Company will be terminated on the Separation Date, subject to Paragraph 2a below. If Employee chooses not to sign this Agreement, Employee’s employment will be terminated and Employee acknowledges and agrees that Employee will not be entitled to any transition period stated in this Agreement. On Employee’s last day of employment, regardless of whether Employee signs this Agreement, Employee will be paid all salary and other wages earned (but unpaid) through Employee’s last day of employment. In addition, the Company will reimburse Employee for business expenses incurred in accordance with Company’s business expense policies and procedures (“Expenses”) before the Separation Date, provided that Employee submits a reimbursement request for the Expenses no later than December 3, 2016. If Employee submits a reimbursement request for Expenses on or prior to September 15, 2016, Employee will be reimbursed for all such Expenses on or before the Separation Date. For Expenses submitted after September 15, 2016, the Company will reimburse Employee in the normal course of business.
2.Consideration/Transition Employment Period.
a.As explained in detail in Paragraph 7 of this Agreement, Employee may take up to forty-five (45) days to review and sign this Agreement. If Employee signs this Agreement, does not revoke it and returns the Agreement to Zach Pino (Ancestry.com Human Resources Department, 1300 W Traverse Parkway, Lehi, Utah 84043), and in exchange for Employee’s compliance at all times in all material respects with the terms and conditions of this Agreement, his confidentiality obligations to the Company, and all Company policies and procedures, the Company will allow Employee’s employment to continue on an at will basis at Employee’s current base salary and benefits, including participation in the Company’s health and dental plans and continued vesting of his Options (as defined in Paragraph 3 below), through October 3, 2016 (the “Transition Period”); provided, however that nothing herein changes the at-will nature of Employee’s employment and either the Company or Employee may terminate Employee’s employment prior to the end of the Transition Period, with or without notice and with or without cause. (Employee’s current base salary and benefits, including participation in the Company’s health and dental plans on an at-will basis and continued vesting of his Options (as defined in Paragraph 3 below), will terminate on his last day of employment.) During the Transition Period, Employee must devote reasonable efforts to completing transition assignments that will be assigned by Employee’s supervisor(s). During the Transition Period, Employee shall continue to be covered at all times under any applicable indemnification agreement or policy and under any applicable D&O policy consistent with the terms and conditions of such agreements and policies as may then be in effect.
b.If Employee successfully completes the Transition Period or incurs a Qualifying Termination (as defined below) prior thereto, and only if Employee signs the Second Separation Agreement and Release attached to this Agreement as Exhibit A (“Second Agreement”) no sooner than Employee’s last day of employment with the Company and no later than five (5) days following Employee’s last day of employment with the Company, and does not revoke his signature on the Second Agreement, the Company agrees to:

i.
pay to Employee a sum equal to (A) One Hundred Sixty-Two Thousand Five Hundred Dollars ($162,500.00) (an amount equal to Employee’s wages for six (6) months), minus applicable local, state, and federal withholdings and deductions, and (B) One Hundred Forty-Eight Thousand and Two Hundred Dollars ($148,200.00) (an amount equal to 80% of Employee’s 2015 Annual Bonus, prorated based on the number of months Employee was employed during the year of termination), minus applicable local, state, and federal withholdings and deductions (the “Separation Payment”). The Separation Payment is more specifically described in the Second Agreement. The Company will issue Employee an IRS Form W-2 on this payment. Employee acknowledges that, but for Employee’s entry into the Second Agreement, Employee shall not be entitled to the Separation Payment. The Separation Payment will be paid in accordance with the terms of the Second Agreement; and

ii.
reimburse Employee for the payments Employee makes for COBRA coverage until the earliest of (i) twelve (12) months following Employee’s termination, (ii) the expiration of Employee’s coverage under COBRA, or (iii) the date Employee receives substantially equivalent health insurance coverage in connection with new employment or self-employment. Employee must timely elect and pay for continuation coverage pursuant to COBRA within the time period prescribed by COBRA. COBRA reimbursements shall be made by the Company to Employee consistent with the Company’s normal expense reimbursement policy, provided that Employee submits documentation to the Company substantiating his payments for COBRA coverage.

c.If Employee signs this Agreement but does not successfully complete the Transition Period because the Company terminates Employee’s employment with Cause or Employee resigns without Good Reason, Employee will not be eligible to receive the salary payments past the actual last date of employment, but shall still receive the Separation Payment and the other payments described in Paragraph 2b above and the vesting acceleration described in Paragraph 3b below. If Employee signs this Agreement but does not successfully complete the Transition Period because the Company terminates Employee’s employment without Cause, or Employee resigns with Good Reason, or if Employee’s employment terminates as a result of his death or disability (a “Qualifying Termination”), Employee will receive the Separation Payment and the other payments described in Paragraph 2b above and the vesting acceleration described in Paragraph 3b below subject to any requirements in this Agreement. For purposes of this Agreement, “Cause” means (i) Employee’s breach of fiduciary duties to the Company; (ii) Employee’s conviction of, or plea of guilty or no contest to any felony that has an adverse effect on Employee’s ability to perform his duties; (iii) any act of fraud or embezzlement; (iv) Employee’s willful and material violation of a Company policy; (v) Employee’s willful and material violation of any restrictive covenant to which Employee is subject, including any non-competition covenant, non-solicitation covenant, or any unauthorized use or disclosure of confidential information or trade secrets of the Company or its affiliates; or (vi) any failure to cooperate in any Company investigation. Neither bad judgment, nor mere negligence, nor an act or omission reasonably believed by Employee to have been in, or not opposed to, the interests of the Company shall constitute examples of willful action or inaction by Employee. Employee shall not be terminated for Cause prior to being provided thirty (30) days’ written notice of any action or inaction which would otherwise constitute Cause and Employee failing to cure such action or inaction within such 30-day period. For purposes of this Agreement, “Good Reason” means (x) a reduction of Employee’s compensation, relative to Employee’s salary as in effect immediately prior to such reduction; (y) a relocation of Employee’s principal place of employment to a facility or location more than one hundred (100) miles from either of the current locations of the Company’s San Francisco, California or Provo, Utah offices as in effect on the date upon which this Agreement is executed, or (z) any material breach of this Agreement by the Company. Notwithstanding anything herein to the contrary, none of the events described as “Good Reason” will constitute “Good Reason” unless Employee provides the Company with notice of such event within thirty (30) days after the first occurrence or existence thereof, which notice specifically identifies the event that Employee believes constitutes Good Reason, and the Company fails to cure such event within thirty (30) days after delivery of such notice.
3.Options. Employee acknowledges and agrees that he was granted the following options to purchase Investor Interests (as defined in the Ancelux Topco S.C.A Equity Incentive Plan (the “Equity Plan”) pursuant to the Equity Plan (collectively, the “Options”): (i) on April 10, 2013 he was granted an option to purchase 11,061 Investor Interests, (ii) on December 13, 2013 he was granted an option to purchase 2,765 Investor Interests, and (iii) on March 12, 2015 he was granted an option to purchase 6,174 Investor Interests.

a.On March 31, 2016, Silver Lake Partners, GIC, and certain other parties signed that certain Master Transaction and Share Purchase Agreement to acquire substantial equity stakes in the Company's ultimate parent entity from existing equity holders (the “Investment”), and such Investment closed on May 23, 2016. Further, pursuant to the Offer Letter and subject to Employee executing, not revoking, and returning the Second Agreement at the time and in the manner set forth in Paragraph 2b, if Employee’s last day of employment with the Company is within the twelve (12) months following May 23, 2016, Employee will be entitled to immediate vesting of 50% of Employee’s unvested Options determined as of Employee’s last day of employment with the Company together with the associated unpaid dividend amounts relating to such Options. For the avoidance of doubt, after taking into account the vesting set forth in the prior sentence, the unvested portion of the Employee’s Options shall immediately be cancelled for no consideration. As of June 24, 2016, Employee holds 9780 unvested Options.
b.Employee acknowledges and agrees that during the Transition Period, Employee’s Options will continue to vest as set forth in the applicable Investor Interest Option Agreements, the applicable Exercise Notice and the Equity Plan (collectively, the “Equity Documents”). Employee acknowledges and agrees that if his employment is terminated for any reason prior to October 3, 2016, vesting of the Options shall immediately cease upon the date of such termination, provided the parties acknowledge and agree that acceleration of vesting occurs following any such termination pursuant to Paragraph 3a above.
c.The Options, any Investor Interests acquired pursuant to the exercise of the Options, and any securities or other interests issued in exchange therefor or related thereto will remain subject to the terms and conditions of the applicable Equity Documents, including the termination provisions set forth therein, except to the extent they contradict or are inconsistent with Paragraph 3a of this Agreement, in which case Paragraph 3a controls. Notwithstanding anything to the contrary in the Equity Documents, and in consideration of the promises and payments made by the Company in this Agreement, which Employee would otherwise not be entitled to except by signing this Agreement, Employee agrees that the Company may, in its sole and absolute discretion, repurchase at any time any or all of Employee’s Investor Interests, shares of the Company, and/or any securities or other interests issued in exchange therefor or related thereto at the then current fair market value (as determined by the Company in good faith), in which case, Employee agrees, without the need for any further consent, to sell such Investor Interests, shares, or other securities or interests to the Company at such fair market value. Further, Employee acknowledges and agrees that, other than the Options described in this Paragraph 3, Employee does not have any right, title, claim or interest in or to any of the Company’s securities, including, without limitation, any Investor Interests, Company shares or other securities or interests in the Company, or any options or other rights to purchase or receive Investor Interests, Company shares or other securities or interests in the Company. For purposes of this Paragraph 3, “Company” shall include the Company and any parent, subsidiary or affiliate of the Company.
4.Release. In consideration of the promises and payments made by the Company in this Agreement, which Employee would otherwise not be entitled to except by signing this Agreement, Employee, on behalf of Employee and any heirs, executors, administrators, or assigns, irrevocably and unconditionally releases and holds harmless the Company and any related holding, parent, sister, or subsidiary corporations or entities and its and their respective owners, directors, officers, employees, agents, attorneys, insurers, successors and assigns, and its and their predecessors, successors, heirs, executors, administrators and assigns (collectively, “Releasees”) from any and all actions, causes of action, suits, debts, charges, complaints, claims, demands, liabilities, and obligations of any nature whatsoever, known or unknown, suspected or unsuspected, which Employee ever had or now has, against each or any of the Releasees (hereinafter the “Claims”), arising from or relating in any way to Employee’s employment or the termination of that employment, whether the Claims arise from any alleged violation of any federal, state, or local statutes, ordinances, or common law, and whether based on contract, tort, or statute or any other legal or equitable theory, through the date of execution of this Agreement. Such claims include, without limitation, any claims for severance or vacation or other benefits, unpaid wages, salary or incentive payment, breach of contract, wrongful discharge, or discrimination under any federal, state or local statute or regulation, including but not limited to claims arising under Title VII of the Civil Rights Act of 1991, the Americans with Disabilities Act, the Age Discrimination in Employment Act (ADEA), the Equal Pay Act, the Utah Antidiscrimination Act, Utah Right to Work Law, the Utah Minimum Wage Act, the Fair Labor Standards Act, the Family and Medical Leave Act, and any and all other federal or state statutes. This release does not include a release of claims arising out of a breach of this Agreement or any amounts due under it (including any Claims under any of the Equity Documents), nor does it release any claims which cannot be released as a matter of law, including without limitation, claims for unemployment benefits under the Utah Employment Security Act or workers’ compensation under the Utah Workers’ Compensation Act. Employee is also not releasing any claims for accrued benefits, for indemnification or advancement of expenses and any rights under applicable D&O insurance policies. For its part, the Company on behalf of itself and its affiliates agrees to release Employee from any and all actions, causes of action, suits, debts, charges, complaints, claims, demands, liabilities, and obligations of any nature whatsoever, known or unknown, suspected or unsuspected that it or they ever had or now have against Employee arising from or relating in any way to Employee’s employment or the termination of that employment, other than claims unknown to any of the Company’s officers or members of its board of directors, or claims for criminal or fraudulent conduct.

5.No Claims Filed/Waiver of Right to Sue. Employee agrees that neither Employee nor any person, organization, or other entity acting on Employee’s behalf will file, charge, claim, sue, participate in, join, or cause or permit to be filed, charged, or claimed, any action, claim, charge, grievance, or demand for damages or other relief (including injunctive, declaratory, monetary or other) against the Company or any other Releasees with respect to the Claims that are the subject of this Agreement. However, nothing in this Agreement prohibits Employee from filing a charge with or participating in any investigation or proceeding conducted by the U.S. Securities and Exchange Commission whistleblower program, Equal Employment Opportunity Commission (“EEOC”), Utah Labor Commission, or other similar state agency.
6.Waiver of Damages. Employee waives any right to recover damages, costs, attorneys’ fees, and any other relief in any charge, proceeding, or action brought against the Releasees by Employee or by any other party on Employee’s behalf, including without limitation charges, proceedings, or actions before the EEOC, the Utah Labor Commission, or any other administrative agency, asserting any Claims released by Employee herein.
7.Older Workers’ Benefit Protection Act/ADEA Claims.
a.Employee represents, acknowledges, and agrees that the Company has advised Employee, in writing, to discuss this Agreement with an attorney, and to the extent, if any, that Employee has desired, Employee has done so; that the Company has provided Employee with certain information required by the ADEA in the attached Exhibit B; that Employee has forty-five (45) days from receipt of this Agreement to review and consider this Agreement before signing it, although Employee need not take that entire period; that any changes to this Agreement, whether or not material, do not restart the 45-day review and consideration period; that no promise, representation, warranty, or agreements not contained herein have been made to cause Employee to sign this Agreement; that Employee has read this Agreement in its entirety, and fully understands and is aware of its meaning and legal effect; and that Employee is executing this Agreement voluntarily and free of any duress or coercion.
b.For a period of seven (7) days following the execution of this Agreement, Employee may revoke the Agreement by providing written notice to the HR representative of the Company listed in Paragraph 2 of this Agreement (which notice must be received by the Company within the seven-day revocation period), and the Agreement shall not become effective or enforceable until the revocation period has expired. If Employee does not revoke the Agreement as described in this Paragraph 7, the “Effective Date” of the Agreement will be eight (8) days after it has been signed by Employee. If Employee revokes, the Agreement will not be enforceable, the Company will not employ Employee during the Transition Period (or the remainder of the Transition Period if the Transition Period has already begun).
c.This Agreement and its release of ADEA claims do not waive rights or claims that may arise after the date the Agreement is executed.
8.Unknown Claims. Employee expressly agrees that this Agreement shall extend and apply to all unknown, unsuspected, and unanticipated injuries and damages existing at the time of the execution of this Agreement (including without limitation those arising under the ADEA), as well as those injuries and damages that are now disclosed.
9.Confidentiality. Employee agrees that Employee shall not disclose any terms contained in this Agreement to any person who is not a party hereto, other than to Employee’s attorneys, advisors, or spouse, provided they agree to keep it confidential. The Parties acknowledge that Employee may disclose this Agreement and its terms pursuant to court order, agency directive, or in accordance with law, but, if permitted by applicable law, only after immediately informing an officer of the Company of this disclosure request. Employee agrees to advise all persons to whom Employee discloses this Agreement (or the Agreement’s terms) of Employee’s obligation of confidentiality, and, with respect to Employee’s attorneys, advisors, and spouse, to extract from them a promise to be bound by this Paragraph. Employee may also disclose this Agreement in the event of any litigation between the parties in connection with this Agreement or the Equity Documents.
10.References. The Company agrees that any person or entity making an inquiry concerning Employee or Employee's employment with the Company shall be informed that it is the policy of the Company to make no comment on the performance of its employees other than to confirm the employee’s period of employment and title. Notwithstanding the foregoing, if Employee directs a prospective employer to contact Howard Hochhauser, the Company agrees that Mr. Hochhauser shall provide a reference to the prospective employer.

11.Trade Secrets and Confidential Information/Company Property. Employee agrees not to disclose, use, or otherwise misappropriate any trade secrets, confidential and proprietary information, or intellectual property belonging to the Company. Employee also acknowledges that the Agreement to Protect Company Property that Employee signed as a condition of Employee’s employment shall remain in effect after Employee’s employment with the Company ends. Notwithstanding the foregoing, the Parties acknowledge that Employee may disclose confidential information pursuant to court order, agency directive, or in accordance with law, but, if permitted by applicable law, only after immediately informing an officer of the Company of this disclosure request. Employee may also disclose confidential information to the extent reasonably necessary in the event of any litigation between the Parties in connection with this Agreement, provided he gives an officer of the Company at least ten (10) days advance written notice of such intent. Employee further agrees that Employee will return all Company property, including, without limitation, hard copy and electronic copies of documents and other items provided to Employee by the Company, developed, or obtained by Employee in connection with Employee’s employment with the Company, or otherwise in Employee’s possession on or before Employee’s last day of employment, however, Employee may retain his contacts, calendar and personal correspondence and any documents or information he feels do not contain sensitive Company information, and he may retain documents related to his compensation or reasonably needed for tax preparation purposes.
12.Non-Disparagement. As a material condition of this Agreement, Employee agrees not to disparage in any way, orally or in writing (in any medium, including via blogging or otherwise via the Internet), the Company or any of its subsidiaries, affiliates, officers, or directors to any person or entity. Employee will not do anything that portrays the Company, any of its subsidiaries, affiliates, officers, or directors, or the Company’s products, services, business practices, corporate structure or organization, or marketing methods in a negative light or in a way that might injure the Company’s business, affairs, or reputation. The Company agrees that it will make reasonable efforts to ensure that Tim Sullivan and Howard Hochhauser, as well as the management employees reporting directly to Mr. Sullivan and Mr. Hochhauser, do not disparage Employee to any person or entity. Notwithstanding the foregoing, the Parties acknowledge that they may make or disclose disparaging or injurious statements if such statements or disclosure are made as truthful testimony or disclosure pursuant to court order, agency directive, or in accordance with law, or to the extent reasonably necessary in the event of any litigation between the parties in connection with this Agreement.
13.Permitted Communications. Employee acknowledges that nothing in this Agreement prohibits or restricts him from initiating communications directly with, responding to any inquiry from, or providing information to or testimony before, the U.S. Securities and Exchange Commission, the Department of Justice, or any other governmental agency or self-regulatory organization, about actual or potential violations of laws or regulations.  Employee further acknowledges that he is not required to obtain the Company’s prior authorization before engaging in such communications. Employee agrees to notify the Company of such communications, unless he is prohibited by law from doing so.
14.Entire Agreement/Waiver/Modification. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all prior written and oral agreements between the Parties regarding the subject matter of this Agreement, including the Offer Letter. No waiver, alteration, or modification of any provision of this Agreement will be binding unless in writing and signed by a duly authorized representative of the Company and the Employee. However, the Equity Documents and the Parties’ Agreement to Protect Company Property signed by Employee remain in effect.
15.Severability. If any of the provisions of this Agreement are found null, void, or inoperative, for any reason, the remaining provisions will remain in full force and effect.
16.Choice of Law/Venue/Waiver of Jury Trial. This Agreement and the rights and obligations hereunder shall be governed by, and construed and interpreted in all respects in accordance with, the substantive laws of the State of Utah. Employee and the Company each agree that all disputes arising, directly or indirectly, out of or relating to this Agreement, and all actions to enforce this Agreement, shall be dealt with and adjudicated in the state courts located in Utah County in the State of Utah or the federal courts located in the State of Utah, and for such purpose each party expressly and irrevocably submits itself to the jurisdiction of such courts. EMployee and the company waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties against the other on any matters whatsoever arising out of or in any way connected with this AGREEMENT.
17.No Admission. Employee agrees and understands that the execution of this Agreement shall not constitute or be construed as an admission by the Company of any liability to Employee. The Company specifically denies any liability to Employee on the part of itself and all Releasees.

18.Knowing and Voluntary Execution. Employee and the Company acknowledge that they have read the above seventeen (17) paragraphs and this Paragraph and fully understand the terms, nature, and effect of this Agreement, which they voluntarily agree to and execute in good faith and deem to be fair and equitable. If Employee accepts the terms of this Agreement, Employee should return the signed Agreement to the Company’s HR Department representative listed in Paragraph 2 above, whereupon the Company representative listed below will sign the Agreement on behalf of the Company.

/s/ William C. Stern	/s/ Zach Pino
William Stern	Zach Pino, SVP People and Places Ancestry.com Operations Inc.
July 27, 2016	June 29, 2016
Date	Date

[signature page to Separation and Release Agreement]	6

EXHIBIT A
SECOND SEPARATION AND RELEASE AGREEMENT
This Second Separation and Release Agreement (“Second Agreement”), dated October 3, 2016, is entered into between William Stern, whose address is 1174 East Chandler Drive, Salt Lake City, UT 84103-4239 (“Employee”), and Ancestry.com Operations Inc., which has its principal offices at 1300 W Traverse Parkway, Lehi, Utah 84043 (the “Company”). Employee and the Company will collectively be referred to as the “Parties.”
RECITALS

A.	Employee was an employee of the Company, pursuant to an offer letter dated June 10, 2014, as amended and restated on March 25, 2016 (the “Offer Letter”);

B.
The Parties previously signed a Separation and Release Agreement (the “Agreement”), which superseded the Offer Letter and provided Employee an additional transition period of employment beyond a previous date when Employee’s employment would otherwise have been terminated (“Transition Period”) as consideration for signing that Separation and Release Agreement;

C.	Employee’s Transition Period has ended and Employee’s last day of employment was October 3, 2016 (the “Separation Date”);

D.	The Company would like to offer Employee severance benefits in return for Employee signing this Second Agreement and other promises by Employee; and

E.	Employee would like to take advantage of Company’s offer by accepting this Second Agreement.
AGREEMENT
In consideration of the terms set forth below, Employee and the Company AGREE as follows:
1.Termination Date/Payment of Salary and Benefits. Employee’s employment with the Company was terminated effective October 3, 2016. On the last date of employment, Employee was paid all salary and other wages earned (but unpaid) through Employee’s last day of employment, regardless of whether Employee signs this Second Agreement. In addition, the Company will reimburse Employee for business expenses incurred in accordance with Company’s business expense policies and procedures (“Expenses”) before the Separation Date, provided that Employee submits a reimbursement request for the Expenses no later than December 3, 2016. If Employee submits a reimbursement request for Expenses on or prior to September 15, 2016, Employee will be reimbursed for all such Expenses on or before the Separation Date. For Expenses submitted after September 15, 2016, the Company will reimburse Employee in the normal course of business.
2.Release. In consideration of the promises and payments made by the Company in this Second Agreement, which Employee would otherwise not be entitled to except by signing this Second Agreement, Employee, on behalf of Employee and any heirs, executors, administrators, or assigns, irrevocably and unconditionally releases and holds harmless the Company and any related holding, parent, sister, or subsidiary corporations or entities and its and their respective owners, directors, officers, employees, agents, attorneys, insurers, successors and assigns, and its and their predecessors, successors, heirs, executors, administrators and assigns (collectively, “Releasees”) from any and all actions, causes of action, suits, debts, charges, complaints, claims, demands, liabilities, and obligations of any nature whatsoever, known or unknown, suspected or unsuspected, which Employee ever had or now has, against each or any of the Releasees (hereinafter the “Claims”), including but not limited to Claims arising from or relating in any way to Employee’s employment or the termination of that employment, whether the Claims arise from any alleged violation of any federal, state, or local statutes, ordinances, or common law, and whether based on contract, tort, or statute or any other legal or equitable theory, through the date of this Agreement. Such claims include, without limitation, any claims for severance or vacation or other benefits, unpaid wages, salary or incentive payment, breach of contract, wrongful discharge, or discrimination under any federal, state or local statute or regulation, including but not limited to claims arising under Title VII of the Civil Rights Act of 1991, the Americans with Disabilities Act, the Age Discrimination in Employment Act (ADEA), the Equal Pay Act, the Utah Antidiscrimination Act, Utah Right to Work Law, the Utah Minimum Wage Act, the Fair Labor Standards Act, the Family and Medical Leave Act, and any and all other federal or state statutes. This release does not include a release of claims arising out of a breach of this Second Agreement or any amounts due under it (including any Claim under any of the Equity Documents), nor does it release any claims which cannot be released as a matter of law, including without limitation, claims for unemployment benefits under the Utah Employment Security Act or workers’ compensation under the Utah Workers’

Compensation Act. Employee also is not releasing any claims for accrued benefits, for indemnification or advancement of expenses and any rights under applicable D&O insurance policies. For its part, the Company on behalf of itself and its affiliates agrees to release Employee from any and all actions, causes of action, suits, debts, charges, complaints, claims, demands, liabilities, and obligations of any nature whatsoever, suspected or unsuspected that it or they ever had or now have against Employee arising from or relating in any way to Employee’s employment or the termination of that employment, other than claims unknown to any of the Company’s officers or members of its board of directors, or claims for criminal or fraudulent conduct.
3.No Claims Filed/Waiver of Right to Sue. Employee agrees that neither Employee nor any person, organization, or other entity acting on Employee’s behalf will file, charge, claim, sue, participate in, join, or cause or permit to be filed, charged, or claimed, any action, claim, charge, grievance, or demand for damages or other relief (including injunctive, declaratory, monetary or other) against the Company or any other Releasees with respect to the Claims that are the subject of this Second Agreement. However, nothing in this Second Agreement prohibits Employee from filing a charge with or participating in any investigation or proceeding conducted by the U.S. Securities and Exchange Commission whistleblower program, the Equal Employment Opportunity Commission (“EEOC”), Utah Labor Commission, or other similar state agency.
4.Waiver of Damages. Employee waives any right to recover damages, costs, attorneys’ fees, and any other relief in any charge, proceeding, or action brought against the Releasees by Employee or by any other party on Employee’s behalf, including without limitation charges, proceedings, or actions before the EEOC, the Utah Labor Commission, or any other administrative agency, asserting any Claims released by Employee herein.
5.Consideration/Payment. If Employee signs this Second Agreement no sooner than Employee’s last day of employment with the Company and no later than five (5) days following Employee’s last day of employment with the Company, returns it to Zach Pino (Ancestry.com Human Resources Department, 1300 W Traverse Parkway, Lehi, Utah 84043) no later than five (5) days following Employee’s last day of employment with the Company, and does not revoke his signature on the Second Agreement, the Company agrees to:

i.
pay to Employee a sum equal to (A) One Hundred Sixty-Two Thousand Five Hundred Dollars ($162,500.00) (an amount equal to Employee’s wages for six (6) months), minus applicable local, state, and federal withholdings and deductions, and (B) One Hundred Forty-Eight Thousand and Two Hundred Dollars ($148,200.00) (an amount equal to 80% of Employee’s 2015 Annual Bonus, prorated based on the number of months Employee was employed during the year of termination), minus applicable local, state, and federal withholdings and deductions (the “Separation Payment”). If Employee has opted for direct deposit, payment will be direct deposited into Employee’s bank account via the Company’s payroll direct deposit system on the Company’s next regular payroll direct deposit date that occurs ten (10) or more business days after the Effective Date (as defined in Paragraph 8b). If Employee has opted for payment via check, a check will be delivered to Employee within ten (10) business days of the Effective Date. The Company will issue Employee an IRS Form W-2 on this Separation Payment; and

ii.
reimburse Employee for the payments Employee makes for COBRA coverage until the earliest of (i) twelve (12) months following Employee’s termination, (ii) the expiration of Employee’s coverage under COBRA, or (iii) the date Employee receives substantially equivalent health insurance coverage in connection with new employment or self-employment. Employee must timely elect and pay for continuation coverage pursuant to COBRA within the time period prescribed by COBRA. COBRA reimbursements shall be made by the Company to Employee consistent with the Company’s normal expense reimbursement policy, provided that Employee submits documentation to the Company substantiating his payments for COBRA coverage.

Employee acknowledges that, but for Employee’s entry into this Second Agreement, Employee would not be entitled to the severance benefits set forth in this Paragraph 5 of this Second Agreement.
6.Options. Employee acknowledges and agrees that he was granted the following options to purchase Investor Interests (as defined in the Ancelux Topco S.C.A Equity Incentive Plan (the “Equity Plan”) pursuant to the Equity Plan (collectively, the “Options”): (i) on April 10, 2013 he was granted an option to purchase 11,061 Investor Interests, (ii) on December 13, 2013 he was granted an option to purchase 2,765 Investor Interests, and (iii) on March 12, 2015 he was granted an option to purchase 6,174 Investor Interests. Employee further acknowledges and agrees that, as of October 3, 2016, and subject to the below, Employee is vested in 5,890 Investor Interests subject to the Options.

a.     On March 31, 2016, Silver Lake Partners, GIC, and certain other parties signed that certain Master Transaction and Share Purchase Agreement to acquire substantial equity stakes in the Company’s ultimate parent entity from existing equity holders (the “Investment”) and such Investment closed on May 23, 2016. Further, pursuant to the Offer Letter and subject to Employee having returned to the Company an executed copy of this Second Agreement, without revocation, at the time and in the manner set forth in Paragraph 5, if Employee’s last day of employment with the Company is within the twelve (12) months following May 23, 2016, Employee will be entitled to immediate vesting of 50% of Employee’s unvested Options determined as of Employee’s last day of employment, together with the associated unpaid dividend amounts relating to such options. For the avoidance of doubt, after taking into account the vesting set forth in the prior sentence, the unvested portion of the Employee’s Options shall immediately be cancelled for no consideration.
b.     The Options, any Investor Interests acquired pursuant to the exercise of the Options and any securities or other interests issued in exchange therefor or related thereto will remain subject to the terms and conditions of the applicable Investor Interest Option Agreements, the applicable Exercise Notice and the Equity Plan (collectively, the “Equity Documents”), including the termination provisions set forth therein, except to the extent it contradicts or is inconsistent with Paragraph 6a of this Second Agreement, in which case Paragraph 6a controls. Notwithstanding anything to the contrary in the Equity Documents, and in consideration of the promises and payments made by the Company in this Agreement, which Employee would otherwise not be entitled to except by signing this Agreement, Employee agrees that the Company may, in its sole and absolute discretion, repurchase at any time any or all of Employee’s Investor Interests, shares of the Company, and/or any securities or other interests issued in exchange therefor or related thereto at the then current fair market value (as determined by the Company in good faith), in which case, Employee agrees, without the need for any further consent, to sell such Investor Interests, shares or other securities or interests to the Company at such fair market value. Further, employee acknowledges and agrees that, other than the Options described in this Paragraph 6, Employee does not have any right, title, claim or interest in or to any of the Company’s securities, including, without limitation, any Investor Interests, Company shares or other securities or interests in the Company or any options or other rights to purchase or receive Investor Interests, Company shares or other securities or interests in the Company. For purposes of this Paragraph 6, “Company” shall include the Company and any parent, subsidiary or affiliate of the Company.
7.Unknown Claims. Employee expressly agrees that this Second Agreement shall extend and apply to all unknown, unsuspected, and unanticipated injuries and damages existing at the time of the execution of this Second Agreement, as well as those injuries and damages that are now disclosed.
8.Older Workers’ Benefit Protection Act/ADEA Claims.
a.Employee represents, acknowledges, and agrees that the Company has advised Employee, in writing, to discuss this Second Agreement with an attorney, and to the extent, if any, that Employee has desired, Employee has done so; that the Company has provided Employee with certain information required by the ADEA in the attached Exhibit B; that Employee was given forty-five (45) days from receipt of this Second Agreement to review and consider this Second Agreement before signing it; that no promise, representation, warranty, or agreements not contained herein have been made to cause Employee to sign this Second Agreement; that Employee has read this Second Agreement in its entirety, and fully understands and is aware of its meaning and legal effect; and that Employee is executing this Second Agreement voluntarily and free of any duress or coercion.
b.For a period of seven (7) days following the execution of this Second Agreement, Employee may revoke the Second Agreement by providing written notice to the HR representative of the Company listed in Paragraph 5 of this Second Agreement (which notice must be received by the Company within the seven-day revocation period), and the Second Agreement shall not become effective or enforceable until the revocation period has expired. If Employee does not revoke the Second Agreement as described in this Paragraph 8, the “Effective Date” of the Second Agreement will be eight (8) days after it has been signed by Employee. If Employee revokes, the Second Agreement will not be enforceable.
c.This Second Agreement and its release of ADEA claims do not waive rights or claims that may arise after the date the Second Agreement is executed.
9.Confidentiality. Employee agrees that Employee shall not disclose any terms contained in this Second Agreement to any person who is not a party hereto, other than to Employee’s attorneys, advisors, or spouse, provided they agree to keep it confidential. The Parties acknowledge that Employee may disclose this Second Agreement and its terms pursuant to court order, agency directive, or in accordance with law, but, if permitted by applicable law, only after immediately informing an officer of the Company of this disclosure request. Employee agrees to advise all persons to whom Employee discloses this Second Agreement (or the Second Agreement’s terms) of Employee’s obligation of confidentiality, and, with respect to Employee’s attorneys, advisors, and spouse, to extract from them a promise to be bound by this paragraph. Employee may also disclose this Agreement in the event of any litigation between the parties in connection with this Agreement or the Equity Documents.

10.References. The Company agrees that any person or entity making an inquiry concerning Employee or Employee's employment with the Company shall be informed that it is the policy of the Company to make no comment on the performance of its employees other than to confirm the employee’s period of employment and title. Notwithstanding the foregoing, if Employee directs a prospective employer to contact Howard Hochhauser, the Company agrees that Mr. Hochhauser shall provide a reference to the prospective employer.
11.Trade Secrets and Confidential Information/Company Property. Employee agrees not to disclose, use, or otherwise misappropriate any trade secrets, confidential and proprietary information, or intellectual property belonging to the Company. Employee also acknowledges that the Agreement to Protect Company Property that Employee signed as a condition of Employee’s employment shall remain in effect after Employee’s employment with the Company ends. Notwithstanding the foregoing, the Parties acknowledge that Employee may disclose confidential information pursuant to court order, agency directive, or in accordance with law, but, if permitted by applicable law, only after immediately informing an officer of the Company of this disclosure request. Employee may also disclose confidential information to the extent reasonably necessary in the event of any litigation between the Parties in connection with this Agreement, provided he gives an officer of the Company at least ten (10) days advance written notice of such intent. Employee further agrees that Employee will return all Company property, including, without limitation, hard copy and electronic copies of documents and other items provided to Employee by the Company, developed, or obtained by Employee in connection with Employee’s employment with the Company, or otherwise in Employee’s possession on or before Employee’s last day of employment, however, Employee may retain his contacts, calendar and personal correspondence and any documents or information he feels do not contain sensitive Company information, and he may retain documents related to his compensation or reasonably needed for tax preparation purposes.
12.Non-Disparagement. As a material condition of this Second Agreement, Employee agrees not to disparage in any way, orally or in writing (in any medium, including via blogging or otherwise via the Internet), the Company or any of its subsidiaries, affiliates, officers, or directors to any person or entity. Employee will not do anything that portrays the Company, any of its subsidiaries, affiliates, officers, or directors, or the Company’s products, services, business practices, corporate structure or organization, or marketing methods in a negative light or in a way that might injure the Company’s business, affairs, or reputation. The Company agrees that it will make reasonable efforts to ensure that Tim Sullivan and Howard Hochhauser, as well as the management employees reporting directly to Mr. Sullivan and Mr. Hochhauser, do not disparage Employee to any person or entity. Notwithstanding the foregoing, the Parties acknowledge that they may make or disclose disparaging or injurious statements if such statements or disclosure are made as truthful testimony or disclosure pursuant to court order, agency directive, or in accordance with law, or to the extent reasonably necessary in the event of any litigation between the parties in connection with this Agreement.
13.Permitted Communications. Employee acknowledges that nothing in this Agreement prohibits or restricts him from initiating communications directly with, responding to any inquiry from, or providing information to or testimony before, the U.S. Securities and Exchange Commission, the Department of Justice, or any other governmental agency or self-regulatory organization, about actual or potential violations of laws or regulations.  Employee further acknowledges that he is not required to obtain the Company’s prior authorization before engaging in such communications. Employee agrees to notify the Company of such communications, unless he is prohibited by law from doing so.
14.Unauthorized Media Statements.  In any communications with the media (“Media Statements”), Employee agrees that he will not represent himself as authorized to speak on behalf of the Company or the Releasees, or otherwise imply that any statements that Employee makes are representative of the views or policies of the Company without advance, express written permission from an authorized representative of the Company. Media Statements include but are not limited to statements made on television, radio, internet blogs, sites, or videos, or newspapers or magazines, or any other form of media, whether in electronic or other format, or any other form of media (“Media”) about the Company’s business, technologies, market position, employment policies and practices, employees (past and present), operations, products or services (“Company Business”). Employee understands and agrees that this covenant against unauthorized Media Statements is reasonable and will prevent Employee being perceived by any member of the public as speaking on behalf of or as an authority on the Company, particularly on matters which Employee has incomplete, stale or incorrect information.  If Employee makes any unauthorized Media Statement about Company Business to the Media without advance, express written permission from the Company, the act of making such an unauthorized Media Statement shall constitute a material breach of this Second Agreement.
15.Entire Agreement/Waiver/Modification. This Second Agreement constitutes the entire agreement between the Parties with respect to the subject matter of this Second Agreement and supersedes all prior written and oral agreements between the Parties regarding the subject matter of this Second Agreement, including the Offer Letter. No waiver, alteration, or modification of any provision of this Second Agreement will be binding unless in writing and signed by a duly authorized representative of the Company and the Employee. However, the previously signed Separation and Release Agreement between the Parties, the Equity Documents, and the Agreement to Protect Company Property signed by Employee remain in full effect.

16.Severability. If any of the provisions of this Second Agreement are found null, void, or inoperative, for any reason, the remaining provisions will remain in full force and effect.
17.Choice of Law/Venue/Waiver of Jury Trial. This Second Agreement and the rights and obligations hereunder shall be governed by, and construed and interpreted in all respects in accordance with, the substantive laws of the State of Utah. Employee and the Company each agree that all disputes arising, directly or indirectly, out of or relating to this Second Agreement, and all actions to enforce this Second Agreement, shall be dealt with and adjudicated in the state courts located in Utah County in the State of Utah or the federal courts located in the State of Utah, and for such purpose each party expressly and irrevocably submits itself to the jurisdiction of such courts. EMployee and the company do waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties against the other on any matters whatsoever arising out of or in any way connected with this SECOND AGREEMENT.
18.No Admission. Employee agrees and understands that the execution of this Second Agreement shall not constitute or be construed as an admission by the Company of any liability to Employee. The Company specifically denies any liability to Employee on the part of itself and all Releasees.
19.Knowing and Voluntary Execution. Employee and the Company acknowledge that they have read the above eighteen (18) paragraphs and this Paragraph and fully understand the terms, nature, and effect of this Second Agreement, which they voluntarily agree to and execute in good faith and deem to be fair and equitable. If Employee accepts the terms of this Second Agreement, Employee should return the signed Second Agreement to the Company’s HR Department representative listed in Paragraph 5 above, whereupon the Company representative listed below will sign the Second Agreement on behalf of the Company.

William Stern	Zach Pino, SVP People and Places Ancestry.com Operations Inc.

Date	Date